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                                                                     Exhibit 5.1

                                 August 5, 1997

Rational Software Corporation
2800 San Tomas Expressway
Santa Clara, CA  95051-0951

   RE:   REGISTRATION STATEMENT ON FORM S-8
         ----------------------------------

Gentlemen:

   We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 8,052,129 shares of your Common Stock (the "Option Shares") reserved for issuance under the Pure Atria 1995 Stock Plan, the Pure Software, Inc. 1992 Stock Option/Stock Issuance Plan, the Atria Software, Inc. 1994 Stock Plan, the Atria Software, Inc.1994 Non-Employee Director Stock Option Plan, the Atria Software, Inc. 1990 Stock Option Plan, the Integrity QA Software, Inc. 1995 Stock Option Plan, the Performix, Inc. 1991 Stock Option Plan, and the QualTrak 1994 Stock Option Plan (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Option Shares under the Plans. In addition, for purposes of this opinion we have assumed that the consideration received by the Company in connection with each issuance of the Option Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of
(i) the aggregate par value of such Option Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

   Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Option Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Securities Act with respect to the Registration Statement.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation


                                     /s/ Wilson Sonsini Goodrich & Rosati